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 Exhibit 10(v) - Amendment dated May 23, 2000 to the MAF Bancorp, Inc. 1993
             Amended and Restated Premium Price Stock Option Plan.
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                                                                   Exhibit 10(v)


                           CERTIFICATE OF RESOLUTION


     I, Carolyn Pihera, do hereby certify that I am the duly elected and acting Secretary of MAF Bancorp, Inc. and that the following is a true and correct copy of certain Resolutions adopted by the Board of Directors of said Company at their regular meeting held May 23, 2000, at which meeting a quorum of the members of said Board were present and acting throughout:

     WHEREAS, the definition of Fair Market Value in the Company's stock option plans determines the methodology under which the exercise price of stock option grants is determined; and

     WHEREAS, the definition of Fair Market Value in the Company's 1990 Incentive Stock Option Plan (the "Incentive Plan") and 1993 Amended and Restated Premium Price Stock Option Plan (the "Premium Plan") is not the same as the definition contained in the MAF Bancorp, Inc. 2000 Stock Option Plan (the "2000 Option Plan"); and

     WHEREAS, the Company desires to conform the definition of Fair Market Value in each of its stock option plans;

     NOW THEREFORE BE IT HEREBY RESOLVED, that the definition of Fair Market Value contained in the Incentive Plan and the Premium Plan is hereby amended to read as follows:

     "Fair Market Value" means the average of the highest and lowest trade prices of the Stock as reported by the Nasdaq Stock Market on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

     I do further certify that the foregoing Resolutions have not been altered or amended, but remain in force and effect.

     IN WITNESS WHEREOF, I have executed this Certificate and affixed the Company's seal this 31st day of May, 2000.


MAF BANCORP, INC.
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/s/ Carolyn Pihera
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Carolyn Pihera, Corporate Secretary